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                                                                Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion as Exhibit 99 in this Form 10-K of our report dated February 12, 1999, except with respect to the matter discussed in Note 18 to the consolidated financial statements, as to which the date is March 19, 1999, included in Form 10-K of Petro Stopping Centers, L.P. (the "Company"). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.




                                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
  March 31, 1999